Exhibit 4.11

This Amendment No. 1 to Note Issuance Facility Agreement, dated as of March 28, 2017 (this “Amendment”), is among ATLANTICA YIELD PLC, a company incorporated in England and Wales with company number 08818211 (the “Company”), the guarantors party hereto (the “Guarantors”), the entities named on the signature pages hereto as holders (as such term is defined in the NIFA) of the Notes (the “Noteholders”), and ELAVON FINANCIAL SERVICES DAC, UK BRANCH, as agent for the Noteholders (in such capacity, the “Agent”).

W I T N E S S E T H:

WHEREAS, the Company, the Guarantors, the purchasers party thereto and the Agent entered into that certain note issuance facility agreement, dated as of February 10, 2017 (as amended, supplemented or modified from time to time prior to the date hereof, the “NIFA”); and

WHEREAS, the Company has requested the Agent and the Noteholders to amend the NIFA as set forth herein and the Noteholders are willing to agree to such amendment on the terms and subject to the conditions contained in this Amendment.

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.            Defined Terms; Rules of Construction. This Amendment is entered into in accordance with Article 18 of the NIFA and constitutes an integral part of the NIFA. Unless otherwise defined herein, capitalized terms used herein which are defined in the NIFA, as amended by this Amendment, are used herein as therein defined.  The rules of interpretation set forth in Section 22.5 of the NIFA shall apply mutatis mutandis to this Amendment.

2.             Amendment. Effective as of the date of this Amendment, the definition of the term “Net Debt Proceeds” in Schedule A of the NIFA is hereby amended by replacing it in its entirety with the following:

““Net Debt Proceeds” means an amount equal to (a) any cash proceeds received in connection with Indebtedness (other than any Acquisition Indebtedness, Permitted Refinancing Indebtedness or Permitted Working Capital Facility) incurred pursuant to Section 10.2(a)(xi), minus (b) any reasonable costs, fees and expenses incurred by the Company in connection with the incurrence of such Indebtedness.”

3.             Effect of Amendment; Miscellaneous.

(a)          This Amendment is a Note Document.  Except as amended by this Amendment, the provisions of the NIFA are in all aspects ratified and confirmed, shall remain in full force and effect and shall remain as the legal, valid, binding, and enforceable obligations of the parties thereto.

(b)          From and after the date of this Amendment, references in the NIFA to “this Agreement” (and indirect references such as “hereunder,” “hereby,” “herein” and “hereof,” or words of like import referring to the NIFA), and references in the other Note Documents to “the NIFA” or “the Note Issuance Facility Agreement” (and indirect references such as “thereunder,” “thereby,” “therein” and “thereof,” or words of like import referring to the NIFA) shall be deemed to be references to the NIFA, as amended by this Amendment.

(c)          This Agreement shall become effective on the date hereof. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page by telecopier or by electronic mail in portable document format (.pdf) to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

4.             GOVERNING LAW.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. The provisions of Sections 22.9 and 22.10 of the NIFA are incorporated herein by reference, mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

Very truly yours,

ATLANTICA YIELD PLC

By:	/s/ Santiago Seage
Name:	Santiago Seage
Title:	CEO

ABY CONCESSIONS INFRASTRUCTURES S.L.U.

By:	/s/ Santiago Seage
Name:	Santiago Seage
Title:	President

ABY CONCESSIONS PERU S.A.

By:	/s/ Santiago Seage
Name:	Santiago Seage
Title:	Manager

ASHUSA INC.

By:	/s/ Santiago Seage
Name:	Santiago Seage
Title:	President

ABY SOUTH AFRICA (PTY) LTD

By:	/s/ Santiago Seage
Name:	Santiago Seage
Title:	Manager

ASUSHI INC.

By:	/s/ Santiago Seage
Name:	Santiago Seage
Title:	President

ACT HOLDING, S.A. DE C.V.

By:	/s/ Santiago Seage
Name:	Santiago Seage
Title:	Manager

This Amendment is hereby accepted and agreed to as of the date hereof.

ELAVON FINANCIAL SERVICES DAC, UK BRANCH
as Agent and on behalf of each of the holders of the Notes referred below:

FSS TRUSTEE CORPORATION (ABN 11 118 202 672)

FUTURE FUND INVESTMENT COMPANY NO. 2 PTY LTD (ABN 90 130 788 493)

AUSTRALIAN EXECUTOR TRUSTEES LIMITED (ABN 84 007 869 794) AS CUSTODIAN FOR WESTBOURNE CREDIT MANAGEMENT LIMITED AS TRUSTEE OF THE Q INFRASTRUCTURE YIELD TRUST

AUSTRALIAN EXECUTOR TRUSTEES LIMITED (ABN 84 007 869 794) AS CUSTODIAN FOR WESTBOURNE CREDIT MANAGEMENT LIMITED AS TRUSTEE OF THE WESTBOURNE MERCER YIELD FUND

AUSTRALIAN EXECUTOR TRUSTEES LIMITED (ABN 84 007 869 794) AS CUSTODIAN FOR WESTBOURNE CREDIT MANAGEMENT LIMITED AS TRUSTEE OF THE WESTBOURNE MERCER YIELD FUND 2

AUSTRALIAN EXECUTOR TRUSTEES LIMITED (ABN 84 007 869 794) AS CUSTODIAN FOR WESTBOURNE CREDIT MANAGEMENT LIMITED AS TRUSTEE OF THE WESTBOURNE YIELD FUND NO. 4

AUSTRALIAN EXECUTOR TRUSTEES LIMITED (ABN 84 007 869 794) AS CUSTODIAN FOR WESTBOURNE CREDIT MANAGEMENT LIMITED AS TRUSTEE OF THE WESTBOURNE INFRASTRUCTURE DEBT FUND 2

WESTBOURNE INFRASTRUCTURE DEBT L.P. ACTING THROUGH ITS GENERAL PARTNER, WESTBOURNE INFRASTRUCTURE DEBT GP LIMITED

WESTBOURNE INFRASTRUCTURE DEBT 2 L.P. ACTING THROUGH ITS GENERAL PARTNER, WESTBOURNE INFRASTRUCTURE DEBT GP LIMITED
By:	/s/ Emma White
Name:	Emma White
Title:	Authorised Signatory

By:	/s/ Christopher Eastlake
Name:	Christopher Eastlake
Title:	Authorised Signatory